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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------

                                   FORM 8-K/A
                                 Amendment No. 1

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report :      August 13, 1998




                         Commission File Number 0-26662


                                  PANACO, Inc.
             (Exact name of registrant as specified in its charter)


                                    Delaware

                 (State or other jurisdiction or incorporation)


                                  43 - 1593374
                        (IRS Employer Identification No.)


        1050 West Blue Ridge Boulevard, PANACO Building,
                         Kansas City, MO                      64145-1216
            (Address of principal executive offices)         (Zip Code)




      Registrant's telephone number, including area code: (816) 942 - 6300



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Item 2.           Acquisition or Disposition of Assets

         On May 14, 1998 PANACO entered into a definitive agreement with BP Exploration & Oil, Inc. ("BP") to acquire BP's 100% interest in East Breaks Blocks 165 and 209 and 75% interest in High Island Block 587. The acquisition closed on May 26, 1998 and was accounted for using the purchase method. PANACO acquired the properties for $19.5 million in cash. Current production from these properties is approximately 2,342 barrels of oil per day and 3,266 Mcf of gas per day. Included with the properties is 3-D seismic data covering twenty offshore blocks. PANACO became the operator of all three blocks effective June 1, 1998.

                     Highlights of the Acquisition include:

1. The production platform in Block 165 is named "Snapper". This mammoth structure, located in 863 feet of water, is among the tallest bottom supported structures in the Gulf of Mexico. The two wells in High Island Block 587 are completed subsea and tied back to the East Breaks 165 production platform. The remaining 25% of High Island Block 587 is owned by Burlington Resources.

2. PANACO acquired 31.72 miles of 12" oil pipeline, with capacity of over 20,000 barrels of oil per day, which ties the production platform back to the High Island Pipeline System, the major oil transportation system in the area.

3. PANACO will benefit from oil net back agreements which are in place for up to 4,000 barrels per day of oil production from other operators in the area, some of which commenced in June.

4. PANACO also acquired 9.3 miles of 12 3/4" gas pipeline, which ties the production platform back to the High Island Offshore System, the major gas transportation system in the area.

5. Additional capacity is present for both processing and transportation, which PANACO is currently marketing to several operators in the area.

Item 7.   Financial Statements and Exhibits


(a) Financial Statements of business acquired.

     Audited Statements of Revenues and Direct Operating Expenses for the two years ended December 31, 1996 and 1997 are included herein beginning on page F-1.

(b) Pro Forma Financial Information.

     Unaudited Pro Forma Financial Information for the two years ended December 31, 1996 and 1997 and the three months ended March 31, 1998 is included herein beginning on page P-1.


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     PANACO, Inc.


Date:  August 13,1998                /s/  Todd R. Bart
       ---------------               ----------------------
                                     Todd R. Bart
                                     Chief Financial Officer

                        REPORT OF INDEPENDENT ACCOUNTANTS


Board of Directors
BP Exploration & Oil Inc.

We have audited the accompanying historical statements of revenues and direct operating expenses of certain properties of BP Exploration & Oil Inc. located on the Outer Continental Shelf of the Gulf of Mexico known as the Snapper Field (the "Acquisition Properties") for the years ended December 31, 1997 and 1996. These historical statements are the responsibility of BP Exploration & Oil Inc. management. Our responsibility is to express an opinion on these historical statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the historical statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the historical statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the historical statements. We believe that our audits provide a reasonable basis for our opinion.

The accompanying historical statements were prepared as described in Note 1 for the purpose of complying with certain rules and regulations of the Securities and Exchange Commission (SEC) for inclusion in certain SEC regulatory reports and filings of PANACO, Inc. and are not intended to be a complete presentation of the revenues and expenses of the Acquisition Properties.

In our opinion, the historical statements referred to above present fairly, in all material respects, the revenues and direct operating expenses of the Acquisition Properties described in Note 1 for the years ended December 31, 1997 and 1996, in conformity with generally accepted accounting principles.



                                                          Ernst & Young LLP

Houston, Texas
June 30, 1998




                             ACQUISITION PROPERTIES

         HISTORICAL STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES



                               For The Year Ended December 31     For  the three Months Ended March 31
                               ------------------------------     ------------------------------------
                                                                             (Unaudited)
                                   1997             1996                1998            1997
                                   ----             ----                ----            ----
Revenues:

         Gas                    $ 4,249,000   $    5,493,000       $   365,000       $1,788,000

         Oil & condensate        13,581,000       13,841,000         2,052,000        4,466,000
                                -----------     ------------         ---------        ---------

Total revenues                  $17,830,000     $ 19,334,000        $2,417,000       $6,254,000
                                ===========     ============        ==========       ==========

Direct operating expenses       $ 3,005,000     $  5,261,000       $   736,000        $ 609,000
                                ===========     ============       ===========        =========

Revenues in excess of
   direct operating expenses    $14,825,000     $ 14,073,000        $1,681,000       $5,645,000
                                ===========     ============        ==========       ==========
















                    See accompanying notes to these statements.

                             ACQUISITION PROPERTIES
                 NOTES TO HISTORICAL STATEMENTS OF REVENUES AND
                            DIRECT OPERATING EXPENSES

                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

Note 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Sale
====
On May 26, 1998, BP Exploration & Oil Inc. (the Company or BPX&O), a subsidiary of The British Petroleum Company p.l.c., sold its interest in East Breaks Blocks 165 and 209 and High Island Block 587 (collectively, the Acquisition Properties) to PANACO Inc. (PANACO) for $19.5 million in cash. Included in the sale of East Breaks Block 165 is a production platform in 863 feet of water. Also included in the sale are 31.72 miles of 12 inch oil pipeline and 9.3 miles of 12 inch gas pipeline. All of the Acquisition Properties are located in the Outer Continental Shelf of the Gulf of Mexico.



Basis of Presentation
=====================
The preparation of the historical statements of revenues and direct operating expenses in conformity with generally accepted accounting principles require management to make estimates and assumptions that affect the amounts reported in the historical statements and accompanying notes. Actual results could differ from those estimates.

The revenues and direct operating expenses associated with the Acquisition Properties were derived from the Company's accounting records. Revenues and direct operating expenses, as set forth in this historical statement, include oil and gas revenues and associated direct operating expenses related to the net revenue interest and net working interest, respectively, in the Acquisition Properties. Revenues are accrued based on volumes of production taken and sold by the Company and are not materially different from revenues that would have been recognized under the entitlement method for the years ended December 31, 1996 and 1997. Each owner recognizes revenues and expenses based on its proportionate share of the related production and costs. The historical statements includes oil and gas revenues, net of royalties and transportation. Expenses include labor, repairs and maintenance and supplies utilized to operate and maintain the wells and related equipment and facilities. No severance tax expense is included for the Acquisition Properties because production from federal offshore waters is not subject to state severance taxes.

The historical statements vary from an income statement in that they do not show certain expenses which are incurred in connection with ownership of the Acquisition Properties including general and administrative expenses and income taxes. These costs were not separately allocated to the Acquisition Properties in the Company's accounting records and any pro forma allocation would not be a reliable estimate of what these costs would actually have been had the Acquisition Properties been operated historically as a stand alone entity. In addition, these allocations, if made using historical BPX&O general and administrative structures and tax burdens, would not produce allocations that would be indicative of the historical performance of the Acquisition Properties had they been assets of PANACO, due to the greatly varying size, structure and operations of the two companies. This historical statement also does not include provisions for depreciation, depletion and amortization as such amounts would not be indicative of those costs that would be incurred by PANACO upon allocation of the purchase price.

For the same reason, primarily the lack of segregated or obtainable reliable data on asset values and related liabilities, a balance sheet is not presented for the Acquisition Properties.

At the end of the economic life of these fields, certain restoration and abandonment costs will be incurred by the respective owners of these fields. No accrual for these costs is included in the direct operating expenses.

The interim financial data for the three months ended March 31, 1998 and March 31, 1997 is unaudited; however, in the opinion of the Company, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the interim periods.


Note 2 - RELATED PARTY TRANSACTIONS

Affiliates of the Company acquired all of the crude oil from the Acquisition Properties for the two years ended December 31, 1996 and 1997.

Note 3 - SUPPLEMENTAL INFORMATION RELATED TO OIL AND GAS PRODUCING ACTIVITIES (UNAUDITED)

Proved Reserve Estimates
========================
The estimates of proved developed and proved undeveloped reserve quantities at December 31, 1997 and 1996 are based upon a June 30, 1998 report from independent petroleum engineers on behalf of PANACO and do not purport to reflect realizable values or fair market values of the acquisition. It should be emphasized that reserve estimates are inherently imprecise and accordingly, these estimates are expected to change as future information becomes available. The reserve data is estimates only, and are subject to many uncertainties, and should not be construed as exact amounts. All reserves are located in the Outer Continental Shelf of the Gulf of Mexico. Reserve quantities at December 31, 1995, 1996 and 1997 for the Acquisition Properties were not readily available to PANACO. Therefore, the reserve balances at those dates were derived from the June 30, 1998 report using actual production activity in 1996, 1997, and 1998.

Proved reserves of natural gas and crude oil are those quantities which, upon analysis of geological and engineering data, appear with reasonable certainty to be recoverable in the future from known reservoirs under existing economic and operating conditions as of the date the estimate is made. Proved developed reserves are those expected to be recovered through existing wells, equipment, and operating methods. Proved undeveloped reserves are those expected to be recovered from new wells on undrilled acreage or from existing wells where a relatively major expenditure is required.

                                         Oil                     Gas
                                        (BBLS)                  (MCF)
Proved developed and undeveloped
reserves as of December 31, 1995
                                     5,254,000               25,619,000

Production                            (698,000)              (2,347,000)
                                      ---------              -----------

Proved developed and undeveloped
reserves as of December 31, 1996     4,556,000               23,272,000

Production                            (689,000)              (1,732,000)
                                     ---------              -----------

Proved developed and undeveloped
reserves as of December 31, 1997     3,867,000               21,540,000
                                     =========               ==========


                                       Oil                       Gas
Proved developed reserves:            (BBLS)                    (MCF)

December 31, 1996                   3,300,000                 11,525,000
                                    =========                 ==========

December 31, 1997                   2,611,000                  9,793,000
                                    =========                 ==========

Standardized Measure of Discounted Future Net Cash Flows
========================================================
Future cash inflows are computed by applying December 31 prices of oil and gas to the estimated future production of proved oil and gas reserves and should not be construed as the current market value. Estimates of future development and production costs are based on prices and costs at the end of each period. The estimated future net cash flows are then discounted using a rate of 10 percent per year to reflect the estimated timing of the future cash flows. The standardized measure of discounted future net cash flows is the future net cash flows less the discount at December 31 of each period presented.

The Standardized measure of discounted future net cash flows is based on the following oil and gas prices at December 31:

                                             1997             1996
                                            ======           ======
         Oil (per Bbl)                      $19.94           $24.06
         Natural Gas (per Mcf)              $ 2.69           $ 4.56

The accompanying table reflects the standardized measure of discounted future net cash flows relating to the proved oil and gas reserves of the Acquisition Properties for each of the two years ended December 31:

                                        1997                  1996
                                        ----                  ----

Future cash inflows                  $135,042,000           $215,736,000

Future production costs               (30,287,000)           (33,291,000)
Future development costs              (26,737,000)           (26,738,000)
                                      -----------            -----------
Future net cash flows                  78,018,000            155,707,000

10% annual discount for estimated
timing of cash flows                  (27,329,000)           (59,726,000)
                                       -----------           -----------

Standardized measure (before
income taxes) of discounted future
net cash flows                        $50,689,000            $95,981,000
                                      ===========            ===========


Changes in the Standardized Measure of Discounted Future Net Cash Flows
=======================================================================
The accompanying table reflects the changes in the standardized measure of discounted future net cash flows from the sales of oil and gas, net of production costs attributable to proved oil and gas reserves of the Acquisition Properties for each of two years ended December 31:

                                         1997                    1996
                                         ----                    ----

Beginning balance                    $95,981,000            $52,648,000
Sales of oil and gas, net of
production costs                     (14,825,000)           (14,073,000)

Net change in prices                 (38,015,000)            52,949,000

Accretion of discount                  7,548,000              4,457,000

Ending balance                       $50,689,000            $95,981,000
                                     ===========            ===========

                   PRO FORMA FINANCIAL INFORMATION (UNAUDITED)


         The following unaudited pro forma combined balance sheet selected items at March 31, 1998 gives effect to the acquisition of properties acquired from BP Exploration & Oil, Inc. on May 26, 1998 ("Acquisition Properties") as if the transaction had occurred on March 31, 1998. The following pro forma statement of income (operations) selected items gives effect to the acquisition of the Acquisition Properties as if the transaction has occurred on January 1, 1996. The amounts shown are only these items that would have changed had the acquisition occurred on the dates shown. It is not a complete balance sheet or statement of income (operations). The allocation of the purchase price is preliminary, however, management does not expect the final allocation of the purchase price and the resulting effect on depreciation, depletion and amortization to be material.

         The 1997 pro forma statement of income (operations) data is based on the historical financial information of PANACO, Inc., the Acquisition Properties and of the Goldking Companies, Inc., acquired by PANACO, Inc. on July 31, 1997. The 1996 pro forma statement of income (operations) data is based on the historical financial information of PANACO, Inc., the Acquisition Properties, the Amoco properties, acquired by PANACO, Inc. on October 8, 1996, the Goldking Companies, Inc. acquired by PANACO, Inc. on July 31, 1997 and the elimination of the results of operations for the Bayou Sorrel Field, sold by PANACO, Inc. on September 1, 1996. This pro forma data may not be indicative of the results that actually would have occurred if these transactions had occurred on the dates indicated or which will be obtained in the future. The pro forma financial information should be read in conjunction with the historical financial statements of PANACO, Inc. and the historical statements of revenues and direct operating expenses of the Acquisition Properties.


                 PRO FORMA COMBINED CONDENSED BALANCE SHEET DATA
                                   (UNAUDITED)


                              As of March 31, 1998


                                          PANACO, Inc.           Pro Forma
                                          As Reported             Combined
                                      --------------------     ----------------
   Cash                                 $ 27,906,000           $   8,306,000

   Oil and gas properties, proved        218,786,000             227,175,000
   Oil and gas properties, unproved       10,736,000              10,736,000
   Accumulated D, D & A                 (105,281,000)           (105,281,000)
                                        -------------           -------------
          Net oil and gas properties     124,241,000             132,630,000

   Property, plant and equipment          13,246,000              24,457,000

   Total Assets                         $183,387,000            $183,387,000
                                        ============            ============






            PRO FORMA COMBINED STATEMENT OF INCOME (OPERATIONS) DATA
                                   (UNAUDITED)


                                                    YEAR-ENDED DECEMBER 31, 1997
                                          --------------------------------------------

                                                 PANACO,Inc.            Pro Forma
                                                 As Reported             Combined
                                             -------------------    ------------------

  Oil and natural gas sales                   $   37,841,000         $  59,768,000

  Lease operating expense                         11,305,000            15,647,000
  Depreciation, depletion and amortization        18,866,000            26,550,000

  Operating income                                 4,832,000            13,154,000

  Interest income                                    745,000               496,000
  Interest expense                                (4,675,000)           (7,306,000)

  Income before extraordinary item                   977,000             6,419,000

  Net income                                  $       43,000           $ 5,485,000
                                              ==============           ===========

  Net income  per share:
      Before extraordinary item               $         0.05          $       0.28
      Net income                              $         0.00          $       0.24
                                              ==============          ============





            PRO FORMA COMBINED STATEMENT OF INCOME (OPERATIONS) DATA
                                   (UNAUDITED)


                                                         YEAR-ENDED DECEMBER 31, 1996
                                                 -----------------------------------------

                                                     PANACO,Inc.              Pro Forma
                                                     As Reported               Combined
                                                  -----------------         ---------------

       Oil and natural gas sales                  $  20,063,000              $  56,498,000

       Lease operating expense                        8,477,000                 16,985,000
       Depreciation, depletion and amortization       9,022,000                 24,898,000

       Operating income                                 733,000                 11,382,000

       Interest expense                              (2,543,000)                (6,357,000)

       Income (loss) before extraordinary item       (2,039,000)                 4,796,000

       Net income (loss)                          $  (2,039,000)             $   4,796,000
                                                  ==============             =============

       Net income (loss) per share:
           Net income (loss)                      $       (0.16)              $       0.30
                                                  ==============              ============




            PRO FORMA COMBINED STATEMENT OF INCOME (OPERATIONS) DATA
                                   (UNAUDITED)


                                                       THREE MONTHS ENDED MARCH 31, 1998
                                                   ----------------------------------------

                                                       PANACO,Inc.             Pro Forma
                                                       As Reported             Combined
                                                    ---------------        ---------------

       Oil and natural gas sales                    $  11,195,000          $  13,612,000

       Lease operating expense                          3,836,000              4,585,000
       Depreciation, depletion and amortization         6,974,000              7,953,000

       Operating income (loss)                         (1,596,000)              (907,000)

       Interest income                                    424,000                154,000

       Income (loss) before income taxes               (3,686,000)            (3,267,000)

       Income taxes (benefit)                          (1,273,000)              (598,000)

       Net income (loss)                            $  (2,413,000)        $   (2,669,000)
                                                    ==============        ===============

       Net income (loss) per share                  $       (0.10)        $        (0.11)
                                                    ==============        ===============



